Exhibit 99.1

Ramtron Announces Operations and Marketing Personnel Changes

COLORADO SPRINGS, Colo.--(BUSINESS WIRE)--January 19, 2011--U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-power memory and integrated semiconductor products, today announced the resignation of its Chief Operating Officer Robert R. Djokovich, the promotion of Michael D. Hollabaugh to Chief Marketing Officer, and the appointment of Mary C. Chu as VP of operations.

The resignation of Ramtron Chief Operating Officer Robert R. Djokovich was effective January 17, 2011. In connection with the resignation, Ramtron and Mr. Djokovich also terminated Mr. Djokovich’s Change in Control Severance Agreement. Ramtron does not intend to name a replacement Chief Operating Officer at this time as it plans to distribute most of the responsibilities of the role to Mary Chu, the newly appointed VP of operations, with executive oversight by Ramtron’s CEO, Bill Staunton.

In her new role, Ms. Chu will be responsible for moving Ramtron to a best-in-class product delivery status, monitoring the company’s cost of goods expense in accordance with its annual operating plan, and completing a controlled expansion of the company’s product supply chain capability to support Ramtron’s anticipated product and revenue growth. Ms. Chu will report directly to Ramtron’s CEO, Bill Staunton.

Ms. Chu brings to Ramtron more than 30 years of semiconductor industry experience in operations, worldwide supply chain management, new product management, wafer process/device engineering, domestic and international wafer process transfer, and quality and reliability. Since 2007, Ms. Chu was VP of operations for Qspeed Semiconductor where she was responsible for all aspects of product manufacturing and delivery as well as production quality and reliability. Qspeed, which was recently acquired by Power Integrations, Inc., was focused exclusively on developing, manufacturing and marketing high quality, super-efficient power semiconductors. Among her achievements at Qspeed, Ms. Chu led a 28% margin improvement in three years through test cost reduction, ceramic cost reduction and second source assembly cost reduction.

Prior to Qspeed, from 1998 to 2007, Ms. Chu held engineering, operations and senior management positions at Fairchild Semiconductor. As Fairchild’s senior manager of the Worldwide Foundry Group, Ms. Chu drove the successful qualification of two bump subcontractors in the US and managed the successful transfer of Fairchild’s Bipolar & UltraFET processes to wafer foundries in China. Early in Ms. Chu’s career, she held engineering positions at Raytheon, TRW, Hughes Aircraft and Texas Instruments.

Separately, Michael D. Hollabaugh, who had been Ramtron’s Senior VP of marketing and sales, has been promoted to Chief Marketing Officer. Mr. Hollabaugh joined the Company in 2003. In his expanded role, Mr. Hollabaugh will be responsible for worldwide marketing and sales as well as product demand strategy and execution.

“We are very pleased to have someone with Mary’s depth of semiconductor experience to lead Ramtron’s operations team. Michael’s well-deserved promotion reflects Ramtron’s continuing strategy of global market growth,” said Bill Staunton, Ramtron’s CEO.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

CONTACT:
Lippert Heilshorn & Associates
Jody Burfening, 212-838-3777